UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2012

Dynacq Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21574	76-0375477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4301 Vista Road Pasadena, Texas 77504
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (713) 378-2000

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In light of the Company’s previously announced ongoing investigation of its past business practices (the “Investigation”), as reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2012, Mr. Philip Chan, the Chief Financial Officer and a member of the Board of Directors (the “Board”) of Dynacq Healthcare, Inc. (the “Company”) submitted to the Board his resignation from both of these positions on November 28, 2012. This resignation was effective immediately. Mr. Chan was not a member of any committee of the Board.

Mr. Hemant Khemka, the Controller of the Company, will remain the Company’s interim principal financial officer, a position he has held since August 8, 2012.

Item 8.01     Other Events

The Company expects the Investigation to be completed by the end of this year, at which time independent counsel for the Board will report its findings to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Dynacq Healthcare, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNACQ HEALTHCARE, INC.

Date: November 28, 2012	By:	/s/ Eric Chan
Eric Chan
Chief Executive Officer